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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-166015 of Heritage Oaks Bancorp on Form S-1 of our report dated March 4, 2013 on the consolidated financial statements and effectiveness of internal control over financial reporting of Heritage Oaks Bancorp appearing in the 2012 Form 10-K of Heritage Oaks Bancorp, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Sacramento, California
April 25, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM